SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                         Date of Report: March 12, 2003


                              WHITEMARK HOMES, INC.
                              ---------------------
               (Exact Name of Registrant as Specified in Charter)



         COLORADO                       0-8301                  25-1302097
         --------                       ------                  ----------
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)


             650 SOUTH CENTRAL AVENUE, SUITE 1000, OVIEDO, FL 32765
             ------------------------------------------------------
                    (Address of principal executive offices)


                                 (407) 366-9668
                                 --------------
                (Registrant's Executive Office Telephone Number)






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ITEM 5.  OTHER EVENTS.

         Beginning on February 6, 2003, Whitemark Homes, Inc., some if its officers and directors, and some of its wholly-owned subsidiaries have been involved in related lawsuits arising from a business relationship with William Michael Adkinson, Wayne Adkinson and related entities. As set forth in more detail below and in the various filings with the court, Whitemark Homes alleges that it has been subject to various wrongdoings performed by the Adkinsons and others, including the recording of unauthorized and improper mortgages on property owned by Whitemark Homes' subsidiaries. Allegations also have been made by the Adkinsons against Whitemark Homes, its wholly owned subsidiaries, various officers and directors. While the deadlines for Whitemark Homes and the other related parties to file responses to various allegations have not arrived or are subject to motions to extend such deadlines, substantially all of the allegations made by the Adkinsons are denied. A summary of these actions is set forth below.

REPLEVIN ACTION
---------------

         On February 6, 2003, Whitemark Homes, Inc. and its wholly owned subsidiary, North Florida Consulting, Inc., (collectively "plaintiffs") filed a verified complaint for replevin and injunctive relief ("Replevin Action") in the Circuit Court of the First Judicial Circuit in and for Walton County, Florida (the "Court") against William Michael Adkinson ("Michael Adkinson"). In the Replevin Action, Plaintiffs seek to obtain possession of a hard-drive that allegedly was detained and removed by Michael Adkinson, without authority or permission, and to enjoin Adkinson from removing or destroying any other personal property of the plaintiffs. On February 6, 2003, the Court granted plaintiffs' prejudgment replevin request, and ordered that the hard-drive be returned to plaintiffs. Subsequently, on March 6, 2003, the Court ordered that the hard-drive would be placed in the custody of a third-party custodian to safeguard the hard-drive, and ordered that each party could have access to the hard-drive and receive a copy of the information contained on the hard-drive upon written request to the third-party custodian.

         In response to the Replevin Action, William Adkinson, Wayne Adkinson and Chad Adkinson filed a counterclaim on February 13, 2003, against Whitemark Homes and North Florida Consulting, and a third-party complaint against the following other defendants: Kenneth Larry White, Mitchell Gordon, Scott D. Clark, Hugh Harling, Jr., Alstar Enterprises, LLC, Alstar Development Group, Inc., Cabana Beach Club, LLC, Cabana Cove, L.L.C., Destin Parks, Inc., Emerald Beach Corporation, Emerald Sea Development, Inc., Long Point Cove, LLC, LPG, Inc., Magnolia Landing Development, Inc., Muirfield Development Corporation, Panhandle Development, Inc., Sea Oat Properties, Inc., Sunshine Development Group, Inc., Torel, Inc. and Troon Development Corporation. Messrs. White and Gordon are officers and directors of Whitemark Homes and Messrs. Clark and Harling, Jr. are directors of Whitemark Homes. All of the corporate third-party defendants are subsidiaries or affiliates of Whitemark Homes. In the counterclaim and third-party complaint, the Adkinsons filed claims against Whitemark Homes for (1) breach of joint venture agreement, in which the Adkinsons are seeking damages in excess of $15,000, attorney's fees, interest, costs and other appropriate relief based on the Adkinsons' allegations that Whitemark Homes breached a series of agreements allegedly setting forth a joint

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venture  agreement  between  Whitemark  Homes and the  Adkinsons;  (2) breach of guaranty and indemnity agreement, in which the Adkinsons are seeking in excess of $15,000, attorney's fees, interest, costs and other appropriate relief based on the Adkinsons' allegations that Whitemark Homes failed to fund certain options on real property and failed to timely finance the acquisitions of various real estate projects, and as a result breached the November 7, 2001 guaranty and indemnity agreement entered into by Whitemark Homes; and (3) breach of security and funding agreement, in which the Adkinsons are seeking in excess of $15,000, attorney's fees, interest, costs and other appropriate relief based on Adkinsons' allegations that Whitemark Homes failed to provide funds to satisfy a promissory note in favor of Michael Adkinson.

         The counterclaim and third-party complaint includes a claim against Whitemark Homes and Kenneth Larry White for fraud in the inducement, seeking in excess of $15,000, interest, costs and other appropriate relief, including the possible amendment to claim punitive damages, based on the Adkinsons' allegations that Whitemark Homes and Kenneth Larry White made certain false representations that induced the Adkinsons to enter into various agreements constituting a joint venture with Whitemark Homes. The counterclaim and third-party complaint includes claims against Whitemark Homes, Kenneth Larry White, Mitchell Gordon, Scott D. Clark and Hugh Harling, Jr., for (1) breach of fiduciary duties seeking in excess of $15,000, interest, costs and other appropriate relief, including the possible amendment to claim punitive damages, based on the allegation that these counter-defendants and third-party defendants failed to perform their legal and fiduciary duties to the Adkinsons and (2) breach of implied covenant of good faith and fair dealing seeking in excess of $15,000, interest, costs and other appropriate relief, including the possible amendment to claim punitive damages, based on the allegation that these counter-defendants and third-party defendants breached the implied covenant of good faith and fair dealing with the Adkinsons. The counterclaim and third-party complaint also includes claims for equitable lien and constructive trust against all of the counter-defendants and third-party defendants, seeking to impose equitable liens and constructive trusts on all properties held in the names of the counter-defendants and third-party defendants based on the Adkinsons' allegations of misrepresentations. Lastly, the Adkinsons assert a claim for rescission against Whitemark Homes and its wholly owned subsidiaries, in which the Adkinsons request the Court to rescind the various agreements that compose the alleged joint venture arrangement.

         The counter-defendants and the third-party defendants have not yet served a response to the counterclaim/third-party complaint. The Court has not ruled on any matters relating to the counterclaim/third-party complaint. Whitemark Homes and the other related defendants deny the allegations asserted in the counterclaim and third-party complaint and plan to vigorously defend against these claims.

DERIVATIVE ACTION
-----------------

         Also on February 13, 2003, William Michael Adkinson, Wayne Adkinson and Chad Adkinson, in their derivative capacities as shareholders on behalf of Whitemark Homes, filed a derivative action in the Court against Whitemark Homes, Kenneth Larry White, Mitchell Gordon, Scott D. Clark, Hugh Harling, Jr., and Margaret Older (the "Derivative Action"). Whitemark Homes is named as a nominal party in the Derivative Action. The claim against Kenneth Larry White, Mitchell


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Gordon, Scott D. Clark, and Hugh Harling, Jr. is for breach of fiduciary duties, which alleges that these defendants breached their fiduciary duties to Whitemark Homes for their own personal gain, failed to perform legal duties owed to Whitemark Homes and failed to take actions necessary to protect the rights of Whitemark Homes. In this claim, the plaintiffs in the Derivative Action seek
damages  in  excess  of  $15,000,   attorney's  fees,  interest,  costs,  and  a
constructive   trust  on  all  assets  and  opportunities  that  allegedly  were misappropriated by these defendants. The Derivative Action also contains a claim against all defendants for civil conspiracy in which the plaintiffs in the Derivative Action allege that the defendants conspired to breach their fiduciary duties to Whitemark Homes. In this claim, the plaintiffs also seek damages in excess of $15,000, attorney's fees, interest, costs, and a constructive trust on all assets and opportunities that allegedly were misappropriated by these defendants. The Court has not ruled on any matters in the Derivative Action and the defendants have not yet served any response. Whitemark Homes only is a nominal defendant in this action; the Plaintiffs purport to bring this action on behalf of Whitemark Homes. Pursuant to Florida Statutes 607.0741, in the interests of the shareholders and Whitemark Homes, the Board of Directors has formed a special litigation committee that has retained independent legal counsel to conduct an independent investigation of the allegations made in the
complaint.   The  officers  and  directors  named  in  the  complaint  deny  the allegations made, and they have advised the Board of Directors that it is their intention to vigorously defend against the claims asserted in this lawsuit.

QUIET TITLE ACTION
------------------

         On March 10, 2003, Whitemark Homes, and its wholly owned subsidiaries, Muirfield Development Corporation, Troon Development Corporation and North Florida Consulting, Inc., and an unrelated party, Southeastern Consulting & Development Company, filed a verified complaint for declaratory relief and to quiet title against Michael Adkinson, Chad Adkinson, Wayne Adkinson, Castle Development Properties, Inc. and Gulf Destination Enterprises, Inc. seeking to declare certain allegedly invalid mortgages and to quiet title on two parcels of real property located in Walton County, Florida (the "Quiet Title Action"). The plaintiffs in the Quiet Title Action allege that the defendants improperly and without any right, caused mortgages to be placed on properties owned by Muirfield Development and Troon Development. In the declaratory judgment claim, the plaintiffs are seeking a judgment declaring that the mortgages filed by defendants are invalid and unenforceable, that defendants have no interest in the Troon Development property or the Muirfield Development property and that defendants have no interest in the proceeds of any sales of these two properties. In the quiet title claim, Muirfield Development and Troon Development are seeking a judgment removing any cloud on their title to the two properties, including, but not limited to, removing the allegedly improper and invalid mortgages. The Court has not taken any action in the Quiet Title Action and the defendants have not yet served any response or answer to the complaint as of March 10, 2003.

MATTHEWS ACTION
---------------

         On March 11, 2003,  Muirfield  Development  Corporation,  North Florida
Consulting, Inc., Troon Development Corporation and Whitemark Homes filed a complaint in the Circuit Court of the Ninth Judicial Circuit in and for Orange County, Florida against Dana C. Matthews and Matthews & Hawkins, P.A. for breach of fiduciary duty, slander of title and tortious interference with an


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advantageous business relationship (the "Matthews Action"). The underlying facts of the Matthews Action are that the defendants, who acted as legal counsel for these plaintiffs, allegedly breached their fiduciary duty by, including but not limited to, acting for the benefit of parties adverse to these plaintiffs by preparing allegedly improper and unauthorized mortgages upon certain properties owned by these plaintiffs. In the Matthews Action, plaintiffs are seeking damages in excess of $15,000.00, plus interest, costs and expenses. The court in the Matthews Action has not made any rulings and, as the complaint was filed on March 11, 2003, the defendants have not yet served any response to the complaint.











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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    WHITEMARK HOMES, INC.

Dated: March 12, 2003
                                    By: /s/ KENNETH LARRY WHITE
                                        ----------------------------
                                    Name: Kenneth Larry White
                                    Its:  President and Chief Executive Officer



















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